Exhibit 10.11

                                                            [LOGO] STRINGER SAUL
                                                                   -------------

                             DATED December 10, 2001

                               (1) SKYEPHARMA INC

                           (2) SKYEPHARMA HOLDING AG

                                       and

                              (3) ASTRALIS LIMITED

                    ----------------------------------------

                       TECHNOLOGY ACCESS OPTION AGREEMENT

                    ----------------------------------------

                        17 Hanover Square London W1S 1HU
                      Tel: 020 7917 8500 Fax: 020 7917 8555

THIS AGREEMENT is made on 10th day of December 2001

BETWEEN

(1) SKYEPHARMA INC a US company having its principal place of business at 10450 Science Centre Drive, San Diego, California 92121, USA; and

(2) SKYEPHARMA HOLDING AG a company incorporated in Basle, Switzerland whose registered office is at Grundstrasse 12, CH-6343

(Skyepharma Inc and Skyepharma Holding AG together being "Skyepharma")

(3) ASTRALIS LIMITED a Delaware company having its principal place of business at 135 Columbia Turnpike - Suite 301 Florham Park - New Jersey 07932, USA ("Company")

RECITALS

(A) Skyepharma owns a drug delivery technology which utilises DepoFoam sustained injectable, inhalation and topical patented technologies ("the Technology").

(B) The Company wishes to acquire from Skyepharma a non-exclusive licence to use the Technology in the Territory (as defined) and Skyepharma has agreed to grant to Company an option to acquire a non-exclusive licence on the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:-

1     Definitions and Interpretation

1.1 In this Agreement the following words and phrases shall (save where the context otherwise requires) have the following meanings:

      "Base Products"                 Company's  existing or  proposed  products
                                      which  include   leishmania   extract  for
                                      immunotherapy     for     psoriasis    and
                                      leishmaniasis and which do not use or exploit the Technology;

      "the Commencement Date"         the   date   hereof;

      "Improvement"                   any  addition,  improvement,  modification
                                      development or novel or alternative use to or of the

                                      Licensed Property;

      "Intellectual Property"         patents, trade marks, service marks, trade
                                      names, registered designs, design rights, copyrights, topography rights and each of them registered or existing in any part of the Territory;

      "Know-How"                      the body of technical  knowledge technical
                                      experience and skills and all  information
                                      in whatever  form owned by  Skyepharma  or
                                      which it is entitled  to licence  relating
                                      to,  or for use in  connection  with,  the
                                      Technology or its use and exploitation and
                                      includes  both  the  whole  body  of  such
                                      knowledge,    experience,    skills    and
                                      information and also any one or more parts of the same;

      "Net  Sales"                    means the invoiced amount billed for sales
                                      of products utilising the Technology to third party purchasers, less the following items to the extent they are paid or allowed and included in the invoice price:

                                      (i)   quantity,    trade    and/or    cash
                                            discounts actually granted;

                                      (ii)  amounts  refunded  or  credited  for
                                            products   which  were  rejected  or
                                            damaged;

                                      (iii) taxes,  tariffs,  customs duties and
                                            surcharges  and  other  governmental
                                            charges  incurred in connection with
                                            the sale, exportation or importation
                                            of such products;

      "the Licensed Property"         the Know-How and the  Technology;  and all
                                      copyright, design rights and other rights of a like nature attaching to or connected with the Technical Documentation;

      "the Option"                    the option granted pursuant to Clause 2;

      "the Option Period"             the   period    which    begins   on   the
                                      Commencement  Date and  which  ends on the
                                      seventh   (7th)    anniversary    of   the
                                      Commencement Date;

      "the Products"                  those products manufactured and/or sold by
                                      Company   which   use   or   exploit   the
                                      Technology;

      "the Technology Documentation"  all  manuals  and other  documentation  in which the  Know-How  is  recorded  and all
                                      other    technical   and    organisational
                                      documentation    associated    with    the
                                      Know-How;

      "the Term"                      the term of this  Agreement  as set out in
                                      Clause 6;

      "the Territory"                 The World.

1.2 Where the context so permits, words importing the masculine gender shall include the feminine and neuter and words importing the singular shall also include the plural, and vice versa.

1.3 The headings in this Agreement are for reference only and shall have no effect on the construction of this Agreement.

1.4 Reference to Clauses, sub-clauses, paragraphs, Schedules and Recitals are to Clauses, sub-clauses, paragraphs, schedules and recitals of and to this Agreement.

2     Payment, Option and Exercise of Option

2.1 Company shall pay to Skyepharma the sum of US$5.0 million upon the date of this Agreement, which payment shall be non-refundable. For the purposes of this Agreement, the US$5.0 million payment, though only payable in aggregate, shall be attributed to each component part of the Technology as follows: Depofoam(R)injectable delivery technology US$2.0 million, topical delivery technology US$2.0 million and inhalation delivery technology US$1.0 million.

2.2 In consideration of the payment to Skyepharma of the sum of US$5.0 million Skyepharma hereby grants to Company an Option to acquire from Skyepharma a non-exclusive licence to use the Technology.

2.3 The Option may be exercised by Company serving notice during the Option Period in writing on Skyepharma informing it of Company's exercise of the Option ("the Option Notice").

2.4 Notwithstanding any other provision of this Agreement the Option Notice may not be served and Skyepharma shall not be liable to grant Company the non-exclusive licence in respect of which the Option Notice has been given at any time after any of the following has occurred (upon the happening of which the Option shall lapse):

      2.4.1 Company is declared insolvent, makes an arrangement with its creditors or otherwise ceases or threatens to cease business;

      2.4.2   Expiry of the Option Period.

3     Licence and Manufacturing and Marketing Rights

3.1   In  consideration of the sum payable to Skyepharma by Company under Clause
      2.1 and upon completion of the exercise of the Option, Skyepharma shall grant to Company a non-exclusive right during the Term subject to the provisions of this Clause 3:

      3.1.1   to use the Technology in the Territory;

      3.1.2 to use all of the Know-How and the Technology Documentation for the purposes of or in connection with the utilisation of the Technology;

      3.1.3   to sell or supply Products to any person in the Territory.

3.2 The Company's use of the Technology during the Term shall be restricted to the use of the Technology with leishmania extract for immunotherapy for psoriasis and leishmaniasis only.

3.3 The licence to be granted to Company upon exercise of the Option shall bear a running royalty of five percent (5%) of Net Sales of Products sold by or on behalf of Company.

3.4   The  remaining  terms of the  licence  shall be the  subject of good faith
      negotiations   between  the  parties,  but  shall  contain  those  matters specified in Schedule 1 substantially on the terms thereof.

3.5 Notwithstanding anything else herein, Skyepharma shall retain the exclusive right to undertake manufacture of all products that incorporate or utilize the Licensed Property. Such manufacture shall be undertaken by Skyepharma on such reasonable terms as the parties may agree following good faith negotiations.

3.6 Company hereby grants to Skyepharma the following rights with respect to the marketing of the Base Products and/or Products on the following basis.

      3.6.1 Should Company receive from or make to any third party an offer to market the Base Products and/or Products ("the Third Party Offer") in all or any part of the Territory, at any time prior to initiation of Phase III clinical trials for the Base Products and/or the Products (as the case may be), it shall forthwith notify Skyepharma of the identity of the third party and all the relevant terms of such Third Party Offer. Within fifteen (15) days of receipt of such Third Party Offer, Skyepharma may require Company to engage in good faith negotiations to agree an offer which matches in all material respects the Third Party Offer, or is otherwise acceptable to Company. Should the parties so agree, the parties shall enter an agreement on that basis. Should Skyepharma not wish to or otherwise fail following good faith negotiations to match the Third Party Offer or come to an agreement otherwise acceptable to Company, Company may complete an agreement with the notified third party on the terms of the Third Party Offer. Company shall not complete any such agreement on terms any less favourable to it than the Third Party Offer without first notifying Skyepharma of such less favourable terms, which notification shall be deemed a new Third Party Offer to which the provisions of this clause shall apply in full. For the avoidance of doubt, this clause shall apply to every Third Party Offer received or made by Company.

      3.6.2 Should, at any time subsequent to initiation of Phase III clinical trials for the Base Products and/or the Products (as the case may be), Company wish to market the Base Products and/or the Products, or receive or make a Third Party Offer in all or any part of the Territory, it shall forthwith notify Skyepharma of such wish or the identity of the third party and all the relevant terms of such Third Party Offer. Within fifteen (15) days of receipt of such notification, Skyepharma may require Company to exclusively engage in good faith negotiations with Skyepharma for sixty (60) days to reach agreement acceptable to the parties. If Skyepharma elects to exercise its first right of negotiation, until the expiration of the 60 day period Company will not directly or indirectly solicit or encourage any inquiries or proposals for, or enter into any discussions with any third party with respect to, the marketing of the Base Products and/or Products. In the event Skyepharma has timely delivered its notice and the parties thereafter cannot reach agreement in accordance with this Section 3.6.2 within such 60 day period, Company may enter into a marketing agreement with respect to the Base Product and/or Products with a third party.

4     Obligations of Confidentiality

4.1 Company undertakes to keep secret and treat as confidential and to ensure that its employees, agents, sub-contractors and licensees keep secret and treat as confidential this Agreement and its terms and all information supplied by Skyepharma hereunder and except as permitted by this Agreement, not to use any of the same otherwise than for the purposes of this Agreement and to ensure that its employees, agents, subsidiaries, sub-contractors and licensees do likewise.

4.2 Skyepharma undertakes to keep secret and treat as confidential and to ensure that its employees, agents, sub-contractors and licensees keep secret and treat as confidential this Agreement and its terms and all information supplied by Company hereunder and, except as permitted by this Agreement, not to use any of the same otherwise than for the purposes of this Agreement and to ensure that its employees, agents, subsidiaries, sub-contractors and licensees do likewise.

4.3 The obligations under Clause 4.1 and 4.2 shall not extend to any information, which the party seeking to disclose or use can demonstrate by competent written evidence:

      4.3.1 is in the public domain or generally known in the country where is to be disclosed or has ceased to be secret (otherwise than as a result of a breach of this Agreement);

      4.3.2 is required to be disclosed pursuant to any Order of a Court of competent jurisdiction;

      4.3.3   is contained in a published patent specification;

      4.3.4 is required to be disclosed pursuant to any statute, regulation or ordinance;

      4.3.5 is at the time such party is seeking to disclose or use such information already in the possession of such party free from any obligation of confidentiality and has not been acquired by such party in breach of any obligation of confidentiality;

      4.3.6 has been disclosed under an express written statement that it is not confidential.

5     Assignment

5.1 Company shall not assign, transfer, charge or part with any of its rights under this Agreement without the prior written consent of Skyepharma.

5.2 Company shall not in any event assign the whole or any part of its rights, benefits and obligations under this Agreement unless it has first procured the delivery to Skyepharma of an agreement by the transferee effectively undertaking to observe the obligations of Company under this Agreement.

6     Duration and Termination

6.1 Unless terminated earlier in accordance with the following provisions of this Clause 6, this Agreement shall continue until exercise of the Option or expiry of the Option Period, whichever is the sooner.

6.2 A party to this Agreement shall be entitled (but not obliged) to terminate this Agreement by notice in writing to the other party having immediate effect:

      6.2.1 if the other party commits any irremediable material breach of this Agreement;

      6.2.2 if the other party commits any remediable breach of this Agreement and fails to remedy such breach within the period of 60 days from the service on it of a notice specifying the breach and requiring it to be remedied;

      6.2.3 if a court makes an administration order with respect to the other party or any composition in satisfaction of the debts of, or a scheme of arrangement of the affairs of, the other party; or

      6.2.4 the other party becomes insolvent, has a receiver, administrative receiver or manager appointed over the whole or any part of its assets, enters into any composition with creditors generally, or has an order made or resolution passed for it to be wound up (otherwise than in furtherance of any scheme for amalgamation or reconstruction) or undergoes any similar or equivalent process in any jurisdiction.

6.3 Termination of this Agreement shall be without prejudice to any rights accrued in favour of either party in respect any breach committed prior to the date of such termination by the other party.

7     Consequences of Termination

7.1   Termination of this Agreement for any reason shall not bring to an end:

      7.1.1   the confidentiality obligations on the parties; or

      7.1.2 Company's obligation to pay any sums which may be due or shall have accrued hereunder.

8     Severability

      Except insofar as the context otherwise requires, each provision herein shall be construed as independent of every other provision, and if any provision hereof is or becomes partially or totally invalid or unenforceable then the validity and enforceability of the remaining provisions shall not be affected.

9     Entire Agreement

      This Agreement constitutes the whole Agreement and understanding between the parties with respect to the subject matter of this Agreement and supersedes all prior discussions and agreements between the parties and/or their agents.

10    Variations

      No amendments to this Agreement shall be effective unless and until made in writing and signed on behalf of both parties.

11    Waiver

      A failure by either party to exercise or enforce any right conferred upon it by this Agreement shall not be deemed to be a waiver of such right or operate so as to bar the exercise or enforcement thereof at any subsequent time or times.

12    Governing Law

      The validity and performance of this Agreement shall be governed in accordance with New York law.

13    Notices

13.1 Any notice required to be given hereunder shall be sufficiently given if forwarded by prepaid registered airmail post.

13.2 Any notice sought to be given by either party to the other shall be addressed to that other at its address on page 1 of this Agreement or at such other address as may from time to time be notified by that other for this purpose to the party seeking to give such notice.

14    Further Assistance

      Company shall do, execute and perform and shall procure to be done executed and performed all such further acts, deeds, documents and things as Skyepharma may reasonably require from time to time to give full effect to the terms of this Agreement and in particular, but without limitation, Company shall, at the reasonable request of Skyepharma from time to time execute and deliver to Skyepharma such assignments, novation agreements and transfers of contracts, rights, licences and agreements hereby agreed to be assigned, novated or transferred as Skyepharma may reasonably require.

15    Counterparts

      This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same Agreement. Unless otherwise provided in this Agreement, this Agreement shall become effective and be dated (and each counterpart shall be dated) on the date on which a counterpart of this Agreement is signed by the last of the parties to execute this Agreement.

16    Publicity

      The parties agree that neither of them will make any official press release, announcement or other formal publicity relating to the subject matter of this Agreement without first obtaining in each case the prior written consent of the other party, which consent will not be unreasonably withheld.

17    No Partnership

      Nothing in this Agreement shall be taken to constitute a partnership between the parties hereto nor the appointment of one of the parties as agent of the other.

AS WITNESS the hands of the parties to this Agreement or their duly authorised representatives on the date written on page 1 of this Agreement.

SIGNED BY                           /s/                      )

for and on behalf of SKYEPHARMA INC                          )

in the presence of:-                                         )

Witness Name: /s/ A. M. Theobold

Address:  20 Pentney Road, Belham, London

Occupation:  Head of Education and Planning

SIGNED BY                           /s/                      )

for and on behalf of SKYEPHARMA HOLDING AG                   )

in the presence of:-                /s/ A.M. Theobold        )

Witness Name:  A.M. Theobold

Address:  20 Pentney Road, Belham, London

Occupation:  Head of Education and Planning

SIGNED BY                           /s/ Mike Ajnsztajn        ) Mike Ajnsztajn

for and on behalf of ASTRALIS  LIMITED                        )

in the presence of:-                                          ) /s/ Gina Tedesco

Witness Name:  Gina Tedesco

Address:  135 Columbia Turnpike Suite 301
          Florham Park, NJ 07932

Occupation:  Secretary

                                   SCHEDULE 1

1.    Exploitation of Rights

      Company shall throughout the Territory use its best commercial endeavours to promote and increase the sale of Products.

2.    Provision of the Know-How

      a. Skyepharma shall make available to Company all of the Know-How in existence at the commencement of the Term and shall provide Company with one complete copy of the Technical Documentation.

      b. The copyright in all Technical Documentation provided by Skyepharma under this Clause shall belong to and remain vested in Skyepharma. Skyepharma hereby grants to Company a licence to make such number of copies of the same as Company may reasonably require for the exercise of its rights and the performance of its obligations under this Agreement.

      c. The Know-How and Technical Documentation to be given and provided by Skyepharma under this Clause shall be so given and provided by Skyepharma solely on the basis of knowledge and documentation which it actually possesses at the date of this Agreement:

            i. from its general experience gained through operating its business; and

            ii.   as the owner of the Technology.

      d. Company agrees that except and to the extent expressly provided under the terms of this Agreement the use and exploitation of, and reliance on, the Technology and the Know-How by Company shall be entirely at its own risk and Company agrees that Skyepharma shall not be responsible or liable for any loss or damage to, or any claims made by any third party against Company by reason of any such use, exploitation or reliance.

3.    Royalties

      a. In consideration of the licence and other rights hereby granted to Company under Clause 3, Company shall pay to Skyepharma the following sums in the manner and by the instalments set out below:

            i. a running royalty of five percent (5%) of Net Sales on Products sold by or on behalf of Company. The minimum royalty targets to be obtained by Company in each year shall be agreed between the parties;

            ii. royalties shall be paid by Company within eight (8) weeks of the end of each calendar year and Company shall supply Skyepharma with detailed calculations of the royalties due in accordance herewith together with such payment;

            iii. Skyepharma or its duly authorised representatives shall have the right to inspect and audit and to take copies of or extracts from any accounts and any other documents, records, receipts or insurances relating to the calculation of the royalties. If on any such inspection or audit Skyepharma or its duly authorised representatives can demonstrate a discrepancy of more than 5% between the royalties as paid to Skyepharma and the actual royalties payable to Skyepharma for the same period, Company shall (without prejudice to any other rights which Skyepharma may have) pay to Skyepharma the amount of such discrepancy forthwith and reimburse Skyepharma for all reasonable costs incurred in conducting such inspection and audit.

4.    Liability of Skyepharma for Defaults

      a. In no event shall Skyepharma its employees, agents, consultants or contractors (or any of them) have any liability to Company for (and Company shall keep Skyepharma indemnified against) any consequential loss, consequential damage and any loss of profits, business, revenue, goodwill or anticipated savings suffered by Company and any claim made against Company by any third party caused (whether directly or indirectly) by or arising from:

            i. any failure of Skyepharma (except a deliberate and unjustifiable failure) to provide, or any delay in providing any of the Know-How, the Technology, the Technical
                  Documentation or any of the advice or assistance to be provided by Skyepharma under this Agreement;

            ii. any defect in, or inadequacy of, any of the Know-How, the Technology or the Technical Documentation or any of the advice, assistance and services provided by Skyepharma under this Agreement;

            iii. any claim that the use or exploitation of the Licensed Property by Company infringes the intellectual property rights of any third party;

            iv. any default of Skyepharma or Skyepharma's employees, agents, consultants or contractors in connection with or in relation to the subject matter of this Agreement.

5.    Improvements

      a. Each party ("the inventing party") shall forthwith disclose to the other in confidence and in such detail as that other party may reasonably require all Improvements that the inventing party may develop or acquire during the Term. Subject to the following provisions, all Improvements shall vest in and remain the property of Skyepharma, and Company shall do all things reasonably necessary at Skyepharma's cost and request to vest ownership in Skyepharma of those Improvements developed or acquired by Company.

      b. All Improvements shall be deemed comprised in the Licensed Property and shall be subject to the licence thereof.

      c. To the extent that any Improvement is solely of use with or application to the Base Product, commencing upon the expiry of the Term, Company may require that Skyepharma grant to it a licence to such Improvement exclusively for use with the Base Product, such licence to otherwise be on such commercial terms as the parties may agree.

6.    No Warranties Without Authority

Company shall make no statements, representations or claims and shall give no warranties to any customer in respect of Products supplied to the customer save such as are implied by law or may have been specifically authorised by Skyepharma. Skyepharma shall be entitled to withhold such authorisation only on the grounds that the statement, representation, warranty or claim in question refers or relates (directly or indirectly, expressly or by implication) to the Licensed Property and that (by reason of the making of the statement, representation or claim or the giving of the warranty in question) Skyepharma might be exposed to liability for defects in the Products or liability for death, injury or loss or damage caused by the Products or defects in the

Products.   Company   undertakes  to  keep  Skyepharma   fully  and  effectually
indemnified against all claims, demands, losses, expenses and costs which Skyepharma may incur as a result of any breach by Company of this Clause.

7.    Indemnity

      a. Subject always to the provisos set out below in this sub-clause, Company undertakes to indemnify Skyepharma its directors and employees and keep them fully and effectively indemnified against any and all losses, claims, damages, costs, charges, expenses, liabilities, demands, proceedings and actions which they (or any of them) may sustain or incur, or which may be brought or established against them (or any of them) as a result (whether direct or indirect, and whether wholly or in part) of or arising from:

            i. any action or omission of Company or its employees agents or contractors in the performance of its obligations or the exercise of any of its rights under this Agreement;

            ii. the death of or personal injury to any person and/or any loss or damage to any property and/or any other loss or damage wholly or partly caused (whether directly or indirectly) by reason of Company selling, supplying, offering for sale, offering to supply, agreeing to sell and/or agreeing to supply any Product which:

                  1.    is not of merchantable quality; or

                  2.    is defective in any respect; or

                  3. is or may be injurious to the health or safety of any person using or handling the Product in question for any reasonably foreseeable purpose; or

                  4. is or may be injurious to the property of any person referred to in paragraph 8.a.ii;

provided that the indemnity contained in this Clause 8 shall not apply to any claims, demands or proceedings brought by any third party alleging that the use by Company of the Licensed Property or any part thereof infringes any Intellectual Property of that third party and the indemnity in paragraph 8.a.ii shall not apply to any death, personal injury or loss or damage which is caused by, or arises from, any defect which is inherent in the Technology or the Know-How.

      b. If under this Agreement Skyepharma shall exercise its right to use and exploit an Improvement developed or acquired by Company to make or have made any product, Skyepharma undertakes (subject always to the provisos set out below in this sub-clause) to indemnify Company its directors and employees and keep them fully and effectively indemnified against any and all losses, claims, damages, costs, charges, expenses, liabilities, demands, proceedings and actions which they (or any of them) may sustain or incur, or which may be brought or established against them (or any of them) as a result (whether direct or indirect, and whether wholly or in part) of or arising from the death of or personal injury to any person and/or any loss or damage to any property and/or any other loss or damage wholly or partly caused (whether directly or indirectly) by reason of Skyepharma selling, supplying, offering for sale, offering to supply, agreeing to sell and/or agreeing to supply any such product which:

            i.    is not of merchantable quality; or

            ii.   is defective in any respect; or

            iii. is or may be injurious to the health or safety of any person using or handling the product in question for any reasonably foreseeable purpose; or

            iv. is or may be injurious to the property of any person referred to in this sub-clause;

provided that the indemnity contained in this sub-clause shall not apply to any claims, demands or proceedings brought by any third party alleging that the use or exploitation by Skyepharma of such rights or any part thereof infringes any Intellectual Property of that third party nor shall it apply to any death, personal injury or loss or damage which is caused by, or arises from, any defect which is inherent in that Improvement.

8.    Obligations of Confidentiality

      a. Company undertakes to keep secret and treat as confidential and to ensure that its employees, agents, sub-contractors and licensees keep secret and treat as confidential all information in respect of the Licensed Property (including additions, and Improvements thereto), the Technical Documentation, Know-How and all other information, documentation, materials and advice supplied by Skyepharma hereunder and except as permitted by this Agreement, not to use any of the same otherwise than for the purposes of this Agreement and to ensure that its employees, agents, subsidiaries, sub-contractors and licensees do likewise.

      b. Skyepharma undertakes to keep secret and treat as confidential all technical and business information and documentation and all other materials supplied to Skyepharma by Company for the purposes of or in the course of implementing this Agreement and, except as permitted by this Agreement, not to use any of the same otherwise than for the purposes of this Agreement.

      c. The obligations under Clause 8.a and 8.b shall not extend to any information, Improvements, Technical Documentation, Know-How or other documentation or advice which the party seeking to disclose or use can demonstrate by competent written evidence:

            i. is in the public domain or generally known in the country where is to be disclosed or has ceased to be secret (otherwise than as a result of a breach of this Agreement);

            ii. is required to be disclosed pursuant to any Order of a Court of competent jurisdiction;

            iii.  is contained in a published patent specification;

            iv.   is  required  to  be   disclosed   pursuant  to  any  statute,
                  regulation or ordinance;

            v. is at the time such party is seeking to disclose or use such documentation, information, Improvements, Know-How or advice already in the possession of such party free from any obligation of confidentiality and has not been acquired by such party in breach of any obligation of confidentiality;

            vi. has been disclosed under an express written statement that it is not confidential.

      d. The following acts shall not be deemed to be a breach of the obligations contained in Clause 8.a in relation to any information, Improvements, Know-How, Technical Documentation or other documentation or advice:

            i. disclosure occurring by its use in the manufacture of products using the Technology and/or the Improvements;

            ii.   disclosure  occurring  in the  ordinary  course of the sale of
                  products   manufactured   using  the  Technology   and/or  the
                  Improvements;

            iii. disclosure by the receiving party to its customers or users or repairers of products manufactured using the Technology and/or the Improvements or to sub-contractors or manufacturers of such products or component parts;

            iv. disclosure by reproduction of drawings as may be necessary in advertising literature, instruction books and spare parts lists;

provided that in all the above cases any disclosure has been made bona fide and to no greater degree than was necessary in the circumstances and with a view to promoting the sale or use of products manufactured using the Technology and/or the Improvements.

      e. Subject as provided herein, any information communicated to one party hereunder may be disclosed by that party to any sub-contractor appointed to manufacture, repair or service products manufactured using the Technology provided that the disclosing party procures that such disclosure is limited to such officers or employees of the sub-contractor as cannot properly fulfil their duties to the sub-contractor without such disclosure and who undertake in writing to keep such information confidential.

9.    Infringements

      a. Skyepharma and Company shall notify each other forthwith in writing of any infringement or suspected or threatened infringement in the Territory of any of the rights comprising the Licensed Property which shall at any time come to knowledge of either of them.

      b. Skyepharma shall be entitled in its sole discretion to decide whether to take any steps (including any proceedings) as may be necessary to prevent or restrain any infringement in the Territory by a third party of any of the rights comprising the Licensed Property. In the event that Skyepharma decides to take steps under this Clause, Skyepharma shall have control over and shall conduct at its own cost any such action as it deems fit provided that Company shall provide or procure the provision of such assistance in taking such steps (including any proceedings) as Skyepharma shall reasonably require. Skyepharma shall be entitled to retain any award of damages or other compensation obtained as a result of any steps (including any proceedings) taken by Skyepharma pursuant to this Clause.

      c. If Skyepharma shall decide not to take any steps pursuant to Clause 9.b, Company shall be entitled to take action to prevent or restrain such infringement subject always to Company indemnifying Skyepharma against any claim or counter claim that may be brought against Skyepharma in connection with or arising from any actions so taken by Company. In the event that Company decides to take steps under this Clause, Company shall be responsible for all costs and fees incurred by it in the taking of such steps (including any proceedings). Skyepharma shall at Company's cost provide or procure the provision of such assistance as Company shall reasonably require and subject to Company reimbursing Skyepharma for such costs, Company shall be entitled to retain any award or damages or other compensation obtained as a result of any such steps (including any proceedings) being taken by Company but only to the extent that such damages or compensation is awarded in respect of any infringement in the Territory.

      d. If any proceedings are brought against Company on the grounds that the use or exploitation by Company of the Licensed Property infringes the rights of any third party, Company shall forthwith notify Skyepharma of the same. If Skyepharma shall so require, Company shall surrender control of the defence of such proceedings to the exclusive control of Skyepharma. If the acts of Company in respect of which the proceedings have been brought are not such as to constitute a breach of this Agreement and are not acts for which Company would require the licence or consent of Skyepharma falling outside the terms of the licences granted under this Agreement, then:

            i. Skyepharma shall indemnify and keep indemnified Company against all damages and all costs (including all taxes payable on them) which may be awarded against Company as a result of the proceedings, or which may be agreed to be paid in settlement of the proceedings (where that settlement has first been proposed or approved in writing by Skyepharma);

            ii.   Skyepharma  shall  indemnify  and  keep  indemnified   Company
                  against all proper costs and expenses (including all reasonable fees and disbursements of lawyers, patent attorneys and expert witnesses) incurred by Company in defending the proceedings; and

10.   Sub-Licences

      a. Company shall not grant to any person any licence, sub-1icence, permission or authorisation (referred to collectively in the remainder of this Clause 10 as a "sub-licence") of, out of or in relation to any rights granted to it under this Agreement unless the prior written consent of Skyepharma is obtained in respect of:

            i.    the person to whom the sub-licence is to be granted; and

            ii.   the terms of such sub-1icence.

For the purpose of obtaining Skyepharma's consent to any sub-1icence Company shall submit to Skyepharma a written copy of the proposed terms of such sub-licence. Company shall keep Skyepharma fully informed of all sub-licensing negotiations and shall at Skyepharma's request, allow Skyepharma to participate fully in any such negotiations.

      b. Any sub-licences granted by Company in accordance with Clause 10.a shall be restricted to the use of the Technology and the Know-How within the Territory in the field of use of the licence granted to the Company hereunder.

      c. Without prejudice to Clause 10.a if Skyepharma shall give its written consent to the grant of a sub-licence under Clause 10.a Company shall, in respect of each such sub-licence, pay to Skyepharma a sum to be agreed on the date that each sub-licence is approved by Skyepharma. Company shall also pay to Skyepharma, in respect of each sub-licence, 100% of the royalties which would have been payable under Clause 3 in respect of each Product sold by the sub-licensee which utilises the Technology as if Company had sold the Product itself. Such royalties shall be paid in the same manner and by the same instalments as set out in Clause 3.

      d. The term of any sub-licence granted by Company shall expire at least one day before the expiration of the effective Term of this Agreement.

      e. Company shall be responsible to Skyepharma for the enforcement of the terms of any sub-licence and for inspecting the accounts and records kept by the sub-licensee. It shall be a term of each of the sub-licences that the sub-licensee shall allow Skyepharma to visit any sub-licensee and to inspect all of the sub-licensee's accounts and records relevant to calculation of amounts payable to Company. Company shall at the request of Skyepharma appoint a qualified person jointly with Skyepharma to inspect the records of the sub-licensee on behalf of both Skyepharma and Company and Company shall supply Skyepharma with a copy of any report prepared in relation to such inspection.

                                   Schedule I

                           (Minimum Royalty Payments)

                                 (to be agreed)

Calendar Year

Year 1

Year 2

Year 3

Year 4

thereafter

NWK3: 659812.01